UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
May 17, 2001
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Item 5.   Other Events.

On May 17, 2001, the Registrant issued a press release announcing that its life insurance subsidiary, American Founders, has agreed to acquire Washington Life Insuarnce Company of America, subject to regulatory approval. A copy of this press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
   (c)       Exhibits

                            Exhibit No.           Description
                               99.1                   Press Release dated May 17, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of May 17, 2001.

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:          Senior Vice President --
              General Counsel and Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                         Contact:   Charles R. Lambert
                                                                                                                               Manager – Investor Relations
                                                                                                                               (205) 970-7030
                                                                                                                                CLambert@vesta.com

VESTA'S LIFE INSURANCE SUBSIDIARY ACQUIRES WASHINGTON LIFE

     BIRMINGHAM, Ala., -- May 17, 2001 -- American Founders Life Insurance Company, a subsidiary of Vesta Insurance Group, Inc. (NYSE: VTA) has agreed to acquire by merger all of the outstanding capital stock of Washington Life Insurance Company of America for $7.5 million in merger consideration and combine the operations of Washington Life with those of American Founders.

     Washington Life shareholders have approved the transaction, and it is expected to close in the next 90 days following regulatory approval. No external financing will be used for the acquisition.

     "This transaction is part of American Founders growth strategy of acquiring blocks of policies and efficiently integrating them into our operations," said James E. Tait, Chairman of Vesta.

     Washington Life, which is domiciled in Louisiana, has approximately $200 million (face value) of life products in force.

About Vesta Insurance Group, Inc.

     Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

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